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                                                                  EXHIBIT 10(bb)

                              EMPLOYMENT AGREEMENT


      This Agreement to be effective July 30, 1999 is entered into by and between AIM Group, Inc., a Delaware corporation, and its wholly-owned subsidiary AIM Solutions, Inc., a Delaware corporation (the "Employer"), and Ronald Roswell, Jr., an individual residing at 7621 St. Andrews Road, Lake Worth, Florida 33467 (the "Employee").

                                   WITNESSETH:

      WHEREAS, Employer intends to engage in the information technology and related businesses including but not limited to internet services, software development and sales, world wide web site development and sales, point of sales technology and media and advertising (the "Information Technologies"); and to conduct research, experimentation, development, and exploitation of these related technologies and to engage in other businesses; and

      WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer in such capacities pursuant to the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

      1.    EMPLOYMENT: DUTIES AND RESPONSIBILITIES

      Employer hereby employs Employee as a Vice President of Product Marketing of AIM Group, Inc.; and a Vice President of Product Marketing of AIM Solutions, Inc. Subject at all times to the direction of the Officers and Board of Directors of Employer, Employee shall serve in these capacities with respect to the overall operations of AIM Group, Inc. and the operations of AIM Solutions, Inc. including the performance of such other general services and duties as the Board of Directors shall determine. Employee shall serve in such other positions and offices of the Employer and its affiliates, if selected, without any additional compensation.

      Employee shall interrelate with outside sources and stimuli (conference, journals, consultation, etc.) and remain aware and current of the opportunities, both business and technical in nature particular to the field of Information Technologies.

      2.    FULL TIME EMPLOYMENT

      Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, the Employee shall devote


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substantially all of his business time, attention, and energies to the business of the Employer. Employee, during the term of this Agreement, will not perform any services for any other business entity, whether such entity conducts a business which is competitive with the business of Employer or is engaged in any other business activity, provided, however, that nothing herein contained shall be construed as (a) preventing Employee from investing his personal assets in any business or businesses which do not compete directly or indirectly with the Employer, provided such investment or investments do not require any services on his part on the operation of the affairs of the entity in which such investment is made and in which his participation is solely that of an investor, (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially at any time more than 5% of the equity securities of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer, or (c) preventing Employee from engaging in any activities, if he receives the prior written approval of the Board of Directors of Employer with respect to his engaging in such activities.

      3.    RECORDS

      In connection with his engagement hereunder, Employee shall accurately maintain and preserve all notes and records generated by Employer which relate to Employer and its business and shall make all such reports, written if required, as Employer may reasonably require.

      4.    TERM

      Employee's employment hereunder shall be for a period of one two-year term to commence on the date hereof and end on the second anniversary of the date hereof, unless terminated earlier for Cause, as defined below. Each year shall be deemed a Contract Year.

      For purpose of this paragraph 4, "Cause" shall mean (i) the repeated failure or refusal of Employee to follow the lawful directives of the Employer or its designee (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by Employee, which, in the good faith judgment of the Employer, materially injures the Employer, including the repeated failure to follow the policies and procedures of the Employer, (iii) a material breach of this Agreement by Employee or (iv) the conviction of Employee of a felony crime involving moral turpitude or an act of financial dishonesty against the Employer, after, with respect to the matters addressed in Clauses (i), (ii) and
(iii) of this section, written notice with specificity as to the conduct or activities complained of and a reasonable opportunity is given to Employee to cure the same.

      5.    COMPENSATION

      (a) As full compensation ("Base Salary") for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

            (i) Base Salary. Employer shall pay Employee a base salary at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000) per annum, payable semi-monthly;



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provided, however, that in the event the gross revenues of the former businesses of the Employee and of Client Server Solutions, Inc. and CSS Financial Software Sales, Inc., collectively another acquiree of Employer, for the first-year term equal or exceed Six Million Dollars ($6,000,000), Employee shall receive a bonus of Twenty-Five Thousand Dollars ($25,000) upon the completion of the first-year term and Employer shall pay Employee a revised base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum for the second-year term. If the combined gross revenues of the former businesses of the Employee and of Client Server Solutions, Inc. and CSS Financial Software Sales, Inc., collectively another acquiree of Employer, during the first-year term equal less than Six Million Dollars ($6,000,000), Employee shall receive a bonus in an amount to be calculated as set forth on Exhibit A hereto and Employee's salary for the second-year term shall remain One Hundred Twenty-Five Thousand Dollars ($125,000). If this Agreement is renewed for a subsequent term or terms, base salary shall be increased pursuant to; a) a minimum of Five-Percent (5%) per year (the "Minimum Increase"); or b) as the Board of Directors shall determine if in excess to the Minimum Increase, payable semi-monthly beginning January 1, 2001 subject to the performance criteria as outlined in Section 1. Future salary increases will be subject to mutual agreement in accordance with job performance.

      Directors may consider other meritorious adjustments in compensation or a bonus under appropriate circumstance including the conception of valuable or unique inventions, processes, discoveries or improvements capable of profitable exploitation.

            (ii) Performance Bonus. Upon the proposed establishment of the Company's Performance Profit Sharing Plan (the "Plan"), Employee shall receive a performance bonus of the pre-tax profit generated from the Employer ("additional compensation") as shall be determined by the Board of Directors of AIM Group, Inc. For each year of employment, in the event the Plan has not been established by the end of that year and the combined businesses of the Employee's former Employer, Enterprise Solutions Group, Inc., and of Client Server Solutions, Inc. and CSS Financial Software Sales, Inc., collectively another acquiree of the Employer, show a net profit for that year, then Employee shall receive a bonus equal to one month's salary.

      (l) Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel on businesses, attending technical and business meetings, professional activities and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and originals of vouchers for, such expenses.

      6.    FRINGE BENEFITS

            (a) During the term of this Agreement, Employer shall provide, at its sole expense, to Employee, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other similarly situated employees.

            (b) During the term of this Agreement, Employer shall provide paid vacation to Employee which accrues from the date of execution of this Agreement. The annual paid



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vacation earned for each twelve month period is: (i) three (3) weeks per annum up to three (3) years of full-time employment; (ii) four (4) weeks per annum up to seven (7) years of full-time employment; and (iii) five (5) weeks per annum over seven (7) years of full-time employment.

      7.    SUBSIDIARIES

      For the purposes of this Agreement all references to business products, services and sales of Employer shall include those of Employer's affiliates.

      8.    INVENTORIES: SHOP RIGHTS

      All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements made, developed or conceived by Employee during Employee's employment by Employer, whenever or wherever made, developed or conceived, and whether or not during business hours, which constitutes an improvement, on those heretofore, now or at any during Employee's employment, developed, manufactured or used by Employer in connection with the manufacture, process or marketing of any product heretofore or now or hereafter developed or distributed by Employer, or any services to be performed by Employer or of any product which shall or could reasonable be manufactured or developed or marketed in the reasonable expansion of Employer's business, shall be and continue to remain Employer's exclusive property, without any added compensation or any reimbursement for expenses to Employee, and upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, Employee promises and agrees that Employee will immediately disclose it to Employer and to no one else and thenceforth will treat it as the property and secret of Employer.

      Employee will also execute any instruments requested from time to time by Employer to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of Employer do such acts and execute such instrument as Employer may require but at Employer's expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in Employer, all without any reimbursement for expenses (except as provided in Section 5 or otherwise) and without any additional compensation of any kind of Employee.

      9.    NON-DISCLOSURE

            (o) Employee acknowledges that the services to be rendered by him or her to Employer are peculiar, special, unique and extraordinary, and that he may during the term of his employment obtain confidential information of Employer's method of doing business, secrets, customers, suppliers, formulae, and processes, the use or revelation of which by Employee during Employee's employment or after the termination of the employment hereunder, might, would or could injure or cause injury to Employer's business. Accordingly, Employee agrees to forever keep secret and inviolate any knowledge or information as to any of Employer's secret articles, devices, formulae, processes, invention, customers, suppliers, or discoveries and will not utilize the same for his private benefit or indirectly for the benefit of others and will never disclose such



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secret knowledge or information to anyone else. The foregoing shall not be applicable to any information which now is or hereafter shall be in the public domain in the context in which used provided the Employee does not release such information without Employer's authorization.

            (p) In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment.


10.   [Intentionally Deleted]


      11.   INJUNCTION

            (a) Should Employee at any time reveal or threaten to reveal any such secret knowledge or information, or during any restricted period, engage or threaten to engage in any business in competition with that of Employer, or perform or threaten to perform any services for anyone engaged in such competitive business, or in any way violate or threaten to violate any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee from doing or continuing to do or performing any such acts; and Employee hereby consents to the issuance of such an injunction.

            (b) In the event that a proceeding is brought in equity to enforce the provisions of this Paragraph, Employee shall not argue as a defense that there is an adequate remedy at law, nor shall Employer be prevented from seeking any other remedies which may be available.

            (c) The existence of any claim or cause of action by Employer against Employee, or by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

      12.   PRIOR AGREEMENTS

      Employee represents that Employee is not now under any written agreement, nor has he previously, at any time entered into any written agreement with any person, firm or corporation, which would or could in any manner preclude or prevent Employee from giving freely and Employer receiving the exclusive benefit of his services.


      13.   MISCELLANEOUS

      If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed



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dependent upon any covenant or provision so expressed herein.

      All prior agreements with respect to the subject matter hereof between the parties are hereby cancelled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

      The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

      The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or conditions of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

      This Agreement shall be construed and governed by the laws of the State of Florida.

      Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration before the American Arbitration Association, in ______, _______, before a panel of three arbitrators, in accordance with its rules, and judgement upon any award rendered may be entered in any court having jurisdiction thereof.

      This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [ The next page is the signature page. ]




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IN WITNESS WHEREOF the parties have set their hands and seals on the date first above written.


                                            On Behalf of Employer:

                                            AIM GROUP, INC. and
                                            AIM SOLUTIONS, INC.



                                             By:/s/ Paul R. Arena
                                                -------------------------------
                                                PAUL R. ARENA, Director



                                              /s/ Ronald Roswell, Jr.
                                              ---------------------------------
                                              RONALD ROSWELL, JR., Employee




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                                                                       EXHIBIT A

                             BONUS CALCULATION CHART

------------------------------------------------------------------ -------------------------------------------------
CONTRACT YEAR                            IF GROSS REVENUES EQUAL:                          THEN THE BONUS SHALL BE:
------------------------------------------------------------------ -------------------------------------------------
First-year term                                                $0                                                $0
                          ---------------------------------------- -------------------------------------------------
                                        Between $0 and $6,000,000             $25,000 x (Gross Revenues/$6,000,000)

                          ---------------------------------------- -------------------------------------------------
                                            $6,000,000 or greater                                           $25,000
------------------------------------------------------------------ -------------------------------------------------

For example only, if gross revenues for the first-year term equal $1,500,000, then the bonus to be paid to Employee shall be calculated as follows:

            $25,000     x           $4,500,000  =           $18,750 bonus
                                    ----------
                                    $6,000,000